SUPPLEMENTAL INFORMATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page

Earnings Press Release	ER1-7	Asset Transactions:
		Summary of Asset Transactions	16
GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and nine months ended September 30, 2017 and 2016, provides the Company's proportionate share of revenues and expenses related to noncontrolling interests and investments accounted for under the equity method to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on page 6.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS THIRD QUARTER 2017 RESULTS
AND DECLARES FOURTH QUARTER DIVIDEND

Chicago, Illinois, October 31, 2017 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2017.

GAAP Operating Results

•
For the three months ended September 30, 2017, net income attributable to GGP was $223 million, or $0.23 per diluted share, as compared to $674 million, or $0.70 per diluted share, in the prior year period. For the nine months ended September 30, 2017, net income attributable to GGP was $456 million, or $0.47 per diluted share, as compared to $1.05 billion, or $1.09 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 67.0% from the prior year period primarily due to 2016 gains related to the sale of interests in three properties.

•	The Company declared a fourth quarter common stock dividend of $0.22 per share. The full year dividend of $0.88 cents represents an increase of 10% over 2016.

Company Operating Results1

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 2.0% and 1.8% from the prior year period for the three and nine months ended September 30, 2017, respectively.

•
For the three months ended September 30, 2017, Company Net Operating Income (“Company NOI”) as adjusted was $561 million as compared to $546 million in the prior year period, an increase of 2.8%. For the nine months ended September 30, 2017, Company NOI as adjusted was $1.67 billion as compared to $1.64 billion, an increase of 2.4%.[2]

•
For the three months ended September 30, 2017, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) as adjusted was $532 million as compared to $507 million in the prior year period, an increase of 4.8%. For the nine months ended September 30, 2017, Company EBITDA as adjusted was $1.56 billion as compared to $1.51 billion, an increase of 3.3%.[2]

•
For the three months ended September 30, 2017, Company Funds From Operations (“Company FFO”) was $355 million, or $0.37 per diluted share, as compared to $336 million, or $0.35 per diluted share, in the prior year period. For the nine months ended September 30, 2017, Company FFO was $1.04 billion, or $1.09 per diluted share, as compared to $1.06 billion, or $1.10 per diluted share, in the prior year period.

•	Same Store leased percentage was 96.5% at quarter end.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 14.9% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $708 an increase of 2.1% over the prior year.

•	Tenant sales (all less anchors) increased 0.1% on a trailing 12-month basis, excluding apparel the increase is 2.5%.

________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.
ER1

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.3 billion is under construction and $0.2 billion is in the pipeline.

Acquisitions
In the third quarter, the Company closed on two transactions with Seritage Growth Properties for gross consideration of $247.6 million. Pursuant to the transactions, the Company (i) acquired the remaining 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million and (ii) acquired a 50% joint venture interest in five additional assets for $57.5 million.

In the third quarter, the Company entered into transactions that increased its ownership in 218 W. 57th Street, 530 Fifth Avenue, and 685 Fifth Avenue to 99.9%, 90.23%, and 96.1%, respectively. The transactions gave the Company control of each of the assets.

Common Share Repurchase
During the quarter, the Company acquired approximately 9.3 million of its common shares at a weighted average price of $21.19 per share for total consideration of approximately $196.8 million.

Financing Activities
The Company obtained $325 million of new fixed rate debt with term to maturity of 10.0 years and an interest rate of 3.98%.

Subsequent Events
On October 3, 2017, the Company acquired a 100% interest in 2 anchor boxes at Neshaminy Mall and Oakwood Center located in Bensalem, Pennsylvania and Greta, Louisiana, respectively. Additionally, the Company terminated leases at 2 anchor boxes at Oxmoor Center and at Crossroads Center located in Louisville, Kentucky and St. Cloud, Minnesota, respectively. The net consideration of the 2 acquired anchor boxes and 2 anchor box lease terminations was $20.5 million.

On October 6, 2017, certain affiliates of Brookfield Asset Management Inc. exercised warrants to purchase approximately 69 million shares of common stock. The Company received consideration of approximately $462.4 million. Of the approximately 69 million shares issued, 49 million were previously included in our fully diluted FFO/share count.

On October 25, 2017, Abu Dhabi Investment Authority exercised approximately 5.5 million warrants that were net share settled for approximately 4.3 million shares.

Dividends
On October 31, 2017, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.22 per share payable on January 5, 2018, to stockholders of record on December 15, 2017.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 2, 2018, to stockholders of record on December 15, 2017.

ER2

Guidance

Earnings Guidance	For the three months ending December 31, 2017

Net income attributable to GGP	$0.21 - $0.23
Preferred stock dividends	(0.01)
Net income attributable to common stockholders	$0.20 - $0.22
Loss (gain) from changes in control and other	—
Depreciation, including share of JVs	0.25
NAREIT FFO	$0.45 - $0.47
Adjustments[1]	0.01
Company FFO per diluted share	$0.46 - $0.48

1. Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER5.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, October 31, 2017, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 95386850.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

ER3

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

ER5

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

ER6

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common shareholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Operating income	$218,306	$153,417	$593,967	$543,434

Net Income attributable to GGP	222,780	674,178	455,803	1,051,904

Net income attributable to common stockholders	218,796	670,194	443,851	1,039,953
Diluted earnings per share	$0.23	$0.70	$0.47	$1.09

Diluted weighted average number of shares outstanding	940,184	955,856	944,993	952,810

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	September 30, 2017	December 31, 2016

Assets:
Investment in real estate:
Land	$3,320,747	$3,066,019
Buildings and equipment	17,345,596	16,091,582
Less accumulated depreciation	(3,056,259)	(2,737,286)
Construction in progress	422,218	251,616
Net property and equipment	18,032,302	16,671,931
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,479,811	3,868,993
Net investment in real estate	21,512,113	20,540,924
Cash and cash equivalents	311,107	474,757
Accounts receivable, net	324,579	322,196
Notes receivable, net	415,499	678,496
Deferred expenses, net	267,478	209,852
Prepaid expenses and other assets	495,240	506,521
Total assets	$23,326,016	$22,732,746
Liabilities:
Mortgages, notes and loans payable	$13,493,872	$12,430,418
Investment in Unconsolidated Real Estate Affiliates	27,610	39,506
Accounts payable and accrued expenses	778,613	655,362
Dividend payable	199,315	433,961
Deferred tax liabilities	4,890	3,843
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,710,500	13,769,290
Redeemable noncontrolling interests:
Preferred	52,256	144,060
Common	173,930	118,667
Total redeemable noncontrolling interests	226,186	262,727
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,047,520	8,393,722
Noncontrolling interests in consolidated real estate affiliates	54,110	33,583
Noncontrolling interests related to long-term incentive plan common units	45,658	31,382
Total equity	8,389,330	8,700,729
Total liabilities, redeemable noncontrolling interests and equity	$23,326,016	$22,732,746

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Minimum rents	$363,857	$347,676	$1,062,075	$1,082,220
Tenant recoveries	160,755	162,031	485,737	504,242
Overage rents	4,582	6,505	13,799	19,024
Management fees and other corporate revenues	28,806	20,428	77,797	73,087
Other	20,357	17,853	61,079	57,539
Total revenues	578,357	554,493	1,700,487	1,736,112
Expenses:
Real estate taxes	61,516	58,239	178,053	173,651
Property maintenance costs	10,281	11,576	35,980	41,014
Marketing	1,744	2,244	5,185	7,036
Other property operating costs	75,848	73,479	214,742	215,474
Provision for doubtful accounts	2,152	574	8,769	5,685
Property management and other costs	35,195	37,760	115,334	106,787
(Recovery of) provision for loan loss	—	(6,659)	—	29,410
General and administrative	12,037	13,237	42,582	41,313
Provisions for impairment	—	28,276	—	73,039
Depreciation and amortization	161,278	182,350	505,875	499,269
Total expenses	360,051	401,076	1,106,520	1,192,678
Operating income	218,306	153,417	593,967	543,434
Interest and dividend income	15,948	14,114	51,336	43,507
Interest expense	(135,980)	(141,296)	(402,512)	(437,338)
Gain (loss) on foreign currency	3,889	(657)	3,195	16,172
Gain from changes in control of investment properties and other, net	95,165	620,309	79,325	733,416
Gain on extinguishment of debt	—	—	55,112	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	197,328	645,887	380,423	899,191
Provision for income taxes	(6,993)	(49)	(15,347)	(728)
Equity in income of Unconsolidated Real Estate Affiliates	35,937	35,651	99,884	127,759
Unconsolidated Real Estate Affiliates - gain on investment	—	259	—	40,765
Net Income	226,272	681,748	464,960	1,066,987
Allocation to noncontrolling interests	(3,492)	(7,570)	(9,157)	(15,083)
Net income attributable to GGP	222,780	674,178	455,803	1,051,904
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,951)
Net income attributable to common stockholders	$218,796	$670,194	$443,851	$1,039,953

Basic Earnings Per Share:	$0.25	$0.76	$0.50	$1.18
Diluted Earnings Per Share:	$0.23	$0.70	$0.47	$1.09

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	Percentage Change	September 30, 2017	September 30, 2016	Percentage Change

Company Same Store NOI [2]	$556,116	$545,316	2.0%	$1,660,844	$1,632,141	1.8%

Company NOI [4]	575,850	560,097		1,714,874	1,699,599
Adjustments [3]	(14,368)	(13,684)		(40,337)	(64,312)
Company NOI - as adjusted	561,482	546,413	2.8%	1,674,537	1,635,287	2.4%

Company EBITDA [4]	546,302	521,049	4.8%	1,604,698	1,599,226	0.3%
Adjustments [5]	(14,368)	(13,684)		(40,337)	(84,884)
Company EBITDA - as adjusted	531,934	507,365	4.8%	1,564,361	1,514,342	3.3%

Company FFO [6]	354,557	336,236		1,035,491	1,059,093
Company FFO per diluted share	$0.37	$0.35		$1.09	$1.10

FFO [7]	355,084	334,374		1,076,278	1,039,926
FFO per diluted share	$0.37	$0.35		$1.13	$1.08

Diluted weighted average number of Company shares outstanding	950,363	962,399		952,836	959,342

1 For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2 Includes lease termination fees of $11.8 million and $2.1 million for the three months ended September 30, 2017 and 2016 and $27.1 million and $12.3 million for the nine months ended September 30, 2017 and 2016, respectively.
3 Adjustments include $14.4 million and $13.7 million condominium NOI for the three months ended September 30, 2017 and 2016 and $40.3 million and $64.3 million condominium NOI for the nine months ended September 30, 2017 and 2016, respectively from Company NOI.
4 Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
5 Adjustments include $14.4 million and $13.7 million condominium NOI for the three months ended September 30, 2017 and 2016 and $40.3 million and $64.3 million condominium NOI for the nine months ended September 30, 2017 and 2016, respectively, $13 million gain on sales of Seritage stock for the nine months ended September 30, 2016, and $7.5 million G&A savings for the nine months ended September 30, 2016 from Company EBITDA.
6 Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
7 FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of September 30, 2017		As of December 31, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Noncontrolling Interests [2]	Unconsolidated Properties [2]

Assets:
Investment in real estate:
Land	$(37,893)	$2,175,287	$(36,830)	$2,181,417
Buildings and equipment	(217,932)	7,876,438	(206,810)	8,191,356
Less accumulated depreciation	27,922	(1,700,521)	38,785	(1,648,775)
Construction in progress	(238)	235,455	(128)	174,684
Net property and equipment	(228,141)	8,586,659	(204,983)	8,898,682
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,479,811)	—	(3,688,993)
Net investment in real estate	(228,141)	5,106,848	(204,983)	5,209,689
Cash and cash equivalents	(6,204)	238,343	(4,373)	237,923
Accounts receivable, net	(3,653)	276,064	(3,484)	322,387
Notes receivable, net	133	5,328	(109)	4,400
Deferred expenses, net	(5,046)	204,704	(2,866)	192,759
Prepaid expenses and other assets	(10,154)	196,761	(8,550)	199,100
Total assets	$(253,065)	$6,028,048	$(224,365)	$6,166,258

Liabilities:
Mortgages, notes and loans payable	$(184,164)	$5,593,030	$(181,775)	$5,854,328
Investment in Unconsolidated Real Estate Affiliates	—	(27,610)	—	(39,506)
Accounts payable and accrued expenses	(14,791)	462,217	(9,007)	351,122
Dividend payable	—	—	—	—
Deferred tax liabilities	—	411	—	314
Junior Subordinated Notes	—	—	—	—
Total liabilities	(198,955)	6,028,048	(190,782)	6,166,258

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(54,110)	—	(33,583)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(54,110)	—	(33,583)	—
Total liabilities, redeemable noncontrolling interests and equity	$(253,065)	$6,028,048	$(224,365)	$6,166,258
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.
2 See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended September 30, 2017 and 2016 (In thousands)

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(4,445)	$149,104	$10	$2,411	$(3,386)	$146,633	$(10,044)	$7,114
Tenant recoveries	(1,848)	61,998	62	—	(1,465)	62,166	(4,397)	—
Overage rents	(78)	3,563	—	—	(87)	3,959	(222)	—
Other revenue	(158)	5,592	(2)	—	(157)	5,898	(834)	—
Condominium sales	—	48,787	—	—	—	45,894	—	—
Total property revenues	(6,529)	269,044	70	2,411	(5,095)	264,550	(15,497)	7,114
Property operating expenses:
Real estate taxes	(940)	19,483	—	(1,490)	(739)	17,456	(922)	(1,490)
Property maintenance costs	(88)	4,535	(6)	—	(59)	4,919	(357)	—
Marketing	(28)	2,104	—	—	(18)	1,871	(81)	—
Other property operating costs	(726)	28,605	(11)	(788)	(533)	28,536	(2,822)	(754)
Provision for doubtful accounts	28	156	(18)	—	(12)	930	(120)	—
Condominium cost of sales	—	36,512	—	—	—	34,139	—	—
Total property operating expenses	(1,754)	91,395	(35)	(2,278)	(1,361)	87,851	(4,302)	(2,244)
NOI	$(4,775)	$177,649	$105	$4,689	$(3,734)	$176,699	$(11,195)	$9,358
Management fees and other corporate revenues	—	48	—	—	—	48	—	—
Property management and other costs [6]	180	(11,249)	—	—	135	(8,651)	173	—
General and administrative	—	(101)	—	—	—	(184)	—	—
EBITDA	$(4,595)	$166,347	$105	$4,689	$(3,599)	$167,912	$(11,022)	$9,358
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	377	7,124	—	(205)	385	994	(1)	(205)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	47	—	(1,122)	—	88	—	(1,287)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(2,290)
Interest on existing debt	1,927	(65,513)	(259)	—	1,338	(59,369)	5,524	—
(Gain) loss on foreign currency	—	—	—	(3,889)	—	—	—	657
Provision for loan loss	—	—	—	—	—	—	—	(6,659)
Provision for income taxes	19	(171)	—	—	17	(100)	—	2,093
FFO from sold interests	—	—	154	—	—	—	5,499	195
FFO	$(2,272)	$109,834	$—	$(527)	$(1,859)	$109,525	$—	$1,862

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($5,095) and ($7,775) and above/below market lease amortization of $7,507 and $14,889 for the three months ended September 30, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $4,239 and $4,242 for the three months ended September 30, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are $875 and $2,237 for the three months ended September 30, 2017 and 2016, respectively.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Nine Months Ended September 30, 2017 and 2016 (In thousands)

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016
	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(14,128)	$454,928	$(9,277)	$14,087	$(10,061)	$423,556	$(54,915)	$13,587
Tenant recoveries	(5,961)	184,507	(4,848)	—	(4,432)	178,115	(21,465)	—
Overage rents	(186)	8,747	(157)	—	(195)	9,984	(1,097)	—
Other revenue	(564)	17,964	(1,419)	—	(506)	17,653	(3,714)	—
Condominium sales	—	138,981	—	—	—	222,717	—	—
Total property revenues	(20,839)	805,127	(15,701)	14,087	(15,194)	852,025	(81,191)	13,587
Property operating expenses:
Real estate taxes	(2,710)	54,140	(1,150)	(4,469)	(2,262)	46,536	(4,565)	(4,469)
Property maintenance costs	(255)	14,963	(755)	—	(197)	15,050	(2,097)	—
Marketing	(64)	6,372	(230)	—	(50)	8,236	(287)	—
Other property operating costs	(2,194)	83,242	(3,805)	(2,364)	(1,582)	80,145	(11,769)	(2,358)
Provision for doubtful accounts	(21)	2,312	(726)	—	(23)	5,451	(620)	—
Condominium cost of sales	—	104,519	—	—	—	165,670	—	—
Total property operating expenses	(5,244)	265,548	(6,666)	(6,833)	(4,114)	321,088	(19,338)	(6,827)
NOI	$(15,595)	$539,579	$(9,035)	$20,920	$(11,080)	$530,937	$(61,853)	$20,414
Management fees and other corporate revenues	—	145	—	—	—	97	—	—
Property management and other costs [6]	605	(30,491)	186	—	415	(25,780)	475	—
General and administrative	—	(480)	(22)	—	—	(796)	229	—
EBITDA	$(14,990)	$508,753	$(8,871)	$20,920	$(10,665)	$504,458	$(61,149)	$20,414
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	1,126	(1,604)	—	(614)	1,157	2,508	(3)	(614)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	198	—	(3,454)	—	263	1,868	(3,960)
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(2,290)
Gain on debt extinguishment [9]	—	—	(55,112)	—	—	—	—	—
Interest on existing debt	5,935	(184,599)	6,905	—	4,116	(169,995)	22,622	—
Gain on foreign currency	—	—	—	(3,195)	—	—	—	(16,172)
Provision for loan loss [10]	—	—	—	—	—	—	—	21,891
Provision for income taxes	55	(436)	—	—	48	(279)	—	(2,262)
FFO from sold interests	—	—	57,078	(54,444)	—	—	36,662	2,160
FFO	$(7,874)	$322,312	$—	$(40,787)	$(5,344)	$336,955	$—	$19,167

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as s result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($8,824) and ($21,752) and above/below market lease amortization of $22,911 and $35,339 for the nine months ended September 30, 2017 and 2016, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated managements fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $12,989 and $11,465 for the nine months ended September 30, 2017 and 2016, respectively.

8.	Consolidated amounts for preferred unit distributions are $3,889 and $6,640 for the nine months ended September 30, 2017 and 2016, respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

10.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. We wrote down the principal balance by $28.5 million and reversed $7.5 million accrued interest to date, the interest portion impacts Company FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$218,306	$153,417	$593,967	$543,434
Loss (gain) on sales of investment properties [1]	172	1,016	(956)	1,016
Depreciation and amortization	161,278	182,350	505,875	499,269
(Recovery of) provision for loan loss [2]	—	(6,659)	—	29,410
Provision for impairment	—	28,276	—	73,039
General and administrative	12,037	13,237	42,582	41,313
Property management and other costs	35,195	37,760	115,334	106,787
Management fees and other corporate revenues	(28,806)	(20,428)	(77,797)	(73,087)
Consolidated Properties	398,182	388,969	1,179,005	1,221,181
Noncontrolling interest in NOI of Consolidated Properties [6]	(4,775)	(3,734)	(15,595)	(11,080)
NOI of sold interests [5,6]	105	(11,195)	(9,035)	(61,853)
Unconsolidated Properties [6]	177,649	176,699	539,579	530,937
Proportionate NOI	571,161	550,739	1,693,954	1,679,185
Company adjustments: [3]
Minimum rents [4]	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Company NOI	575,850	560,097	1,714,874	1,699,599
Less Company Non-Same Store NOI	19,734	14,781	54,030	67,458
Company Same Store NOI	$556,116	$545,316	$1,660,844	$1,632,141
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$222,780	$674,178	$455,803	$1,051,904
Allocation to noncontrolling interests	3,492	7,570	9,157	15,083
Loss (gain) on sales of investment properties [1]	172	1,016	(956)	1,016
Gain on extinguishment of debt	—	—	(55,112)	—
Gains from changes in control of investment properties and other	(95,165)	(620,309)	(79,325)	(733,416)
Unconsolidated Real Estate Affiliates - gain on investment	—	(259)	—	(40,765)
Equity in income of Unconsolidated Real Estate Affiliates	(35,937)	(35,651)	(99,884)	(127,759)
(Recovery of) provision for loan loss [2]	—	(6,659)	—	29,410
Provision for impairment	—	28,276	—	73,039
Provision for income taxes	6,993	49	15,347	728
(Gain) loss on foreign currency	(3,889)	657	(3,195)	(16,172)
Interest expense	135,980	141,296	402,512	437,338
Interest and dividend income	(15,948)	(14,114)	(51,336)	(43,507)
Depreciation and amortization	161,278	182,350	505,875	499,269
Consolidated Properties	379,756	358,400	1,098,886	1,146,168
Noncontrolling interest in EBITDA of Consolidated Properties	(4,595)	(3,599)	(14,990)	(10,665)
EBITDA of sold interests	105	(11,022)	(8,871)	(61,149)
Unconsolidated Properties	166,347	167,912	508,753	504,458
Proportionate EBITDA	541,613	511,691	1,583,778	1,578,812
Company adjustments: [3]
Minimum rents	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Company EBITDA	$546,302	$521,049	$1,604,698	$1,599,226

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$222,780	$674,178	$455,803	$1,051,904
Redeemable noncontrolling interests	2,361	5,051	4,165	7,934
Provision for impairment excluded from FFO	—	28,276	—	73,039
Noncontrolling interests in depreciation of Consolidated Properties	(2,029)	(1,592)	(6,812)	(4,875)
Unconsolidated Real Estate Affiliates - gain on investment	—	(259)	—	(40,765)
(Gain) loss on sales of investment properties [1]	(1,394)	1,017	(2,523)	1,016
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,951)
Gains from changes in control of investment properties and other	(95,165)	(620,309)	(79,325)	(733,416)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	157,038	178,105	492,886	487,803
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	75,477	73,891	224,036	209,237
FFO	355,084	334,374	1,076,278	1,039,926
Company adjustments: [3]
Minimum rents [4]	2,411	7,114	14,087	13,587
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	788	754	2,364	2,358
Investment income, net	(205)	(205)	(614)	(614)
Market rate adjustments	(1,122)	(1,287)	(3,454)	(3,960)
Write-off of mark-to-market adjustments on extinguished debt	—	(2,290)	—	(2,290)
(Recovery of) provision for loan loss [2]	—	(6,659)	—	21,891
(Gain) loss on foreign currency	(3,889)	657	(3,195)	(16,172)
Benefit from (provision for) income taxes	—	2,093	—	(2,262)
FFO from sold interests [5]	—	195	(54,444)	2,160
Company FFO	$354,557	$336,236	$1,035,491	$1,059,093

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$35,937	$35,651	$99,884	$127,759
Other, including gain on sales of investment properties	(1,580)	(17)	(1,608)	(41)
Depreciation and amortization of capitalized real estate costs	75,477	73,891	224,036	209,237
FFO of Unconsolidated Properties	109,834	109,525	322,312	336,955
Provision for income taxes	171	100	436	279
Net interest expense	56,342	58,287	186,005	167,224
EBITDA	166,347	167,912	508,753	504,458
General and administrative and provisions for impairment	101	184	480	796
Net property management fees and costs	11,201	8,603	30,346	25,683
Equity in NOI of Unconsolidated Properties:	$177,649	$176,699	$539,579	$530,937

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.23	$0.70	$0.48	$1.09
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.23	0.70	0.47	1.08
Redeemable noncontrolling interests	—	0.01	—	0.01
Provision for impairment excluded from FFO	—	0.03	—	0.08
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	—	—	(0.04)
Gains from changes in control of investment properties and other	(0.10)	(0.64)	(0.08)	(0.76)
Depreciation and amortization of capitalized real estate costs	0.24	0.25	0.75	0.72
FFO per diluted share	0.37	0.35	1.13	1.08
Company adjustments: [3]
Minimum rents [4]	—	0.01	0.02	0.01
Property operating expenses	—	—	—	0.01
(Recovery of) provision for loan loss [2]	—	(0.01)	—	0.02
Gain on foreign currency	—	—	—	(0.02)
FFO from sold interests [5]	—	—	(0.06)	—
Company FFO per diluted share	$0.37	$0.35	$1.09	$1.10

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the nine months ended September 30, 2016, we wrote down the principal balance by $28.5 million and reserved $7.5 million accrued interest to date, the interest portion impacts Company FFO.

3.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

4.
Adjustments include amounts for straight-line rent of ($5,095) and ($7,775) and above/below market lease amortization of $7,507 and $14,889 for the three months ended September 30, 2017 and 2016, respectively, and straight-line rent of ($8,824) and ($21,752) and above/below market lease amortization of $22,911 and $35,339 for the nine months ended September 30, 2017 and 2016, respectively.

5.
Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions. For the nine months ended September 30, 2017 this amount reflects a $55 million gain on extinguishment of debt resulting from the Lakeside Mall transaction.

6.	Refer to pages 6-7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of September 30, 2017 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2017	2018	2019	2020	2021	2022	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.41%	$10,304,664	5.3	$—	$118,892	$493,457	$1,476,314	$1,368,776	$1,281,091	$4,712,640	$9,451,170
Property Level Unconsolidated	4.23%	4,571,123	4.8	—	186,862	607,145	619,639	272,361	1,133,000	1,545,611	4,364,618
Total Fixed Rate	4.35%	$14,875,787	5.1	$—	$305,754	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$6,258,251	$13,815,788

Variable Rate
Property Level Consolidated	3.23%	$2,343,325	2.8	$—	$213,425	$736,937	$—	$1,324,602	$—	$—	$2,274,964
Property Level Unconsolidated	4.05%	1,009,514	2.2	—	—	407,810	570,355	30,000	—	—	1,008,165
Junior Subordinated Notes Due 2036	2.76%	206,200	18.6	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	2.56%	525,000	3.1	—	—	—	525,000	—	—	—	525,000
Total Variable Rate	3.32%	$4,084,039	3.5	$—	$213,425	$1,144,747	$1,095,355	$1,354,602	$—	$206,200	$4,014,329

Total	4.13%	$18,959,826	4.8	$—	$519,179	$2,245,349	$3,191,308	$2,995,739	$2,414,091	$6,464,451	$17,830,117
		Weighted average interest rate		—%	3.6%	4.26%	3.86%	4.47%	4.64%	4.64%

		Total Amortization		$45,942	$195,036	$200,353	$197,729	$157,455	$126,288	$206,906	$1,129,709

								Total Maturities and Amortization[2,3]			$18,959,826

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,959,826
Debt related to solar projects and other	45,016
Proportionate Portfolio Debt	19,004,842
Deferred financing costs, market rate adjustments and other, net	104,096
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,902,738
GGP Share of Unconsolidated Real Estate Affiliates	(5,593,030)
Noncontrolling Interests	184,164
Consolidated GAAP Mortgages, Notes and Loans Payable	$13,493,872

3.    Reflects maturities and amortization for periods subsequent to September 30, 2017.

DEBT Detail, at Share[1] As of September 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Fixed Rate

Consolidated Property Level
The Gallery at Harborplace - Other	100%	$1,676	2018	$190	6.05%	No	$550	$936	$—	$—	$—	$—	$—
Hulen Mall	100%	121,202	2018	118,702	4.25%	No	618	1,882	—	—	—	—	—
Governor's Square	100%	67,861	2019	66,488	6.69%	No	266	1,107	—	—	—	—	—
Oak View Mall	100%	76,004	2019	74,467	6.69%	No	297	1,240	—	—	—	—	—
Coronado Center	100%	186,692	2019	180,278	3.50%	Yes - Partial	1,046	4,258	1,110	—	—	—	—
Park City Center	100%	178,397	2019	172,224	5.34%	No	892	3,666	1,615	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	181,641	2020	170,305	2.72%	No	1,031	4,181	4,297	1,827	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	301,680	2020	282,081	4.06%	No	1,599	6,528	6,802	4,670	—	—	—
The Mall in Columbia	100%	337,315	2020	316,928	3.95%	No	1,657	6,794	7,067	4,869	—	—	—
Northridge Fashion Center	100%	225,490	2021	207,503	5.10%	No	1,188	4,871	5,129	5,369	1,430	—	—
Deerbrook Mall	100%	138,762	2021	127,934	5.25%	No	713	2,928	3,087	3,236	864	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	180,289	2021	165,815	5.18%	No	930	3,821	4,026	4,217	1,480	—	—
Providence Place	94%	327,079	2021	302,577	5.65%	No	1,565	6,434	6,813	7,162	2,528	—	—
Fox River Mall	100%	169,720	2021	156,373	5.46%	No	832	3,422	3,616	3,796	1,681	—	—
Oxmoor Center	94%	81,257	2021	74,781	5.37%	No	404	1,662	1,755	1,841	814	—	—
Rivertown Crossings	100%	153,367	2021	141,356	5.52%	No	749	3,077	3,254	3,417	1,514	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	85,401	2022	77,060	5.23%	No	434	1,786	1,883	1,973	2,092	173	—
The Shoppes at Buckland Hills	100%	119,136	2022	107,820	5.19%	No	579	2,375	2,503	2,621	2,779	459	—
The Gallery at Harborplace	100%	75,444	2022	68,096	5.24%	No	360	1,474	1,555	1,628	1,728	603	—
The Streets at SouthPoint	94%	231,195	2022	207,909	4.36%	No	1,152	4,744	4,955	5,175	5,405	1,855	—
Spokane Valley Mall	100%	57,499	2022	51,312	4.65%	No	300	1,228	1,287	1,342	1,414	616	—
Greenwood Mall	100%	62,839	2022	57,469	4.19%	No	258	1,054	1,100	1,140	1,197	621	—
North Star Mall	100%	307,645	2022	270,113	3.93%	No	1,776	7,256	7,551	7,825	8,175	4,949	—
Coral Ridge Mall	100%	107,216	2022	98,394	5.71%	No	391	1,623	1,718	1,819	1,925	1,346	—
The Oaks Mall	100%	127,521	2022	112,842	4.55%	No	661	2,706	2,833	2,951	3,106	2,422	—
Westroads Mall	100%	144,035	2022	127,455	4.55%	No	748	3,056	3,200	3,333	3,508	2,735	—
Coastland Center	100%	117,942	2022	102,621	3.76%	No	690	2,812	2,922	3,023	3,152	2,722	—
Pecanland Mall	100%	85,980	2023	75,750	3.88%	No	429	1,749	1,819	1,882	1,967	2,045	339
Crossroads Center (MN)	100%	97,490	2023	83,026	3.25%	No	605	2,459	2,541	2,617	2,713	2,804	725
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	241,680	2023	207,057	5.04%	No	1,330	5,484	5,767	6,064	6,377	6,706	2,895
Meadows Mall	100%	147,475	2023	118,726	3.96%	No	1,122	4,582	4,770	4,950	5,168	5,379	2,778
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	1,059	2,648	2,739	2,865	2,981	1,542
Prince Kuhio Plaza	100%	41,660	2023	35,974	4.10%	No	222	903	942	977	1,023	1,067	552
Augusta Mall	100%	170,000	2,023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	244,152	2023	206,942	4.77%	No	1,370	5,643	5,918	6,207	6,510	6,827	4,735
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	462	2,871	2,979	3,137	3,279	2,552

DEBT Detail, at Share[1] As of September 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Boise Towne Square	100%	$125,680	2023	106,372	4.79%	No	700	2,880	3,021	3,169	3,324	3,487	2,727
The Crossroads (MI)	100%	93,735	2023	80,833	4.42%	No	460	1,881	1,967	2,046	2,151	2,249	2,148
Jordan Creek Town Center	100%	206,392	2024	177,448	4.37%	No	1,017	4,160	4,348	4,520	4,749	4,963	5,187
Woodbridge Center	100%	248,528	2024	220,726	4.80%	No	923	3,777	3,964	4,128	4,367	4,584	6,059
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	243,099	2024	212,423	5.52%	No	918	3,798	4,013	4,240	4,480	4,734	8,493
The Parks Mall at Arlington	100%	243,161	2024	212,687	5.57%	No	911	3,767	3,983	4,210	4,451	4,705	8,447
Beachwood Place	100%	218,062	2025	184,350	3.94%	No	984	4,032	4,194	4,362	4,537	4,719	10,884
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	3,167	4,410	4,556	4,757	4,941	11,322
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,295	2025	16,006	4.13%	No	90	366	382	396	415	433	1,207
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	222	2,634	2,750	2,852	2,997	3,130	9,624
Peachtree Mall	100%	77,951	2025	59,269	3.94%	No	490	1,996	2,077	2,153	2,249	2,341	7,376
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	984	4,050	4,237	4,434	18,090
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Mall of Louisiana	100%	325,000	2027	281,575	3.98%	No	—	—	—	1,815	5,633	5,864	30,113
Providence Place - Other	94%	32,082	2028	2,247	7.75%	No	965	1,825	1,740	1,878	2,027	2,188	19,212
Consolidated Property Level		$10,304,664		$9,451,170	4.41%		$34,444	$143,545	$145,187	$146,024	$124,926	$102,361	$157,007

Unconsolidated Property Level
Plaza Frontenac	55%	$28,600	2018	28,600	3.04%	No	$—	$—	$—	$—	$—	$—	$—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	87,953	2019	84,321	4.50%	No	418	1,720	1,494	—	—	—	—
Natick Mall	50%	218,018	2019	209,699	4.60%	No	957	3,939	3,423	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	114,191	2020	108,697	5.10%	No	445	1,816	1,913	1,320	—	—	—
Water Tower Place	47%	177,328	2020	171,026	4.34%	No	492	2,024	2,124	1,662	—	—	—
Kenwood Towne Centre	70%	147,553	2020	137,191	5.37%	No	762	3,131	3,306	3,163	—	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	92,518	2021	85,797	5.73%	No	439	1,808	1,916	2,015	543	—	—
Willowbrook Mall (TX)	50%	96,637	2021	88,965	5.13%	No	505	2,077	2,188	2,291	611	—	—
Northbrook Court	50%	62,246	2021	56,811	4.25%	No	306	1,259	1,313	1,370	1,187	—	—
Fashion Show - Other	50%	1,757	2021	788	6.06%	Yes - Full	53	219	232	247	218	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	510	711	734	767	796	131
Carolina Place	50%	85,576	2023	75,542	3.84%	No	400	1,630	1,694	1,752	1,831	1,903	824
One Union Square	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	90,333	2023	76,716	5.05%	No	482	1,987	2,089	2,197	2,311	2,430	2,121
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	1,996	2,091	2,189	2,292	2,400	2,298

DEBT Detail, at Share[1] As of September 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent
Stonebriar Centre	50%	139,800	2024	120,886	4.05%	No	605	2,477	2,579	2,686	2,797	2,912	4,858
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	58,201	2025	48,805	4.13%	No	281	1,146	1,195	1,240	1,299	1,355	2,880
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	1,062	1,478	1,526	1,593	1,654	3,642
Alderwood	50%	169,864	2025	138,693	3.48%	No	894	3,638	3,769	3,888	4,043	4,188	10,751
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	680	2,093	2,175	2,259	2,347	6,494
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	922	3,785	3,942	15,900
Unconsolidated Property Level		$4,571,123		$4,364,618	4.23%		$7,039	$33,119	$35,608	$31,377	$25,536	$23,927	$49,899

Total Fixed Rate Debt		$14,875,787		$13,815,788	4.35%		$41,483	$176,664	$180,795	$177,401	$150,462	$126,288	$206,906

Variable Rate

Consolidated Property Level
Columbia Mall	100%	100,000	2018	100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	Yes - Partial	—	—	—	—	—	—	—
530 Fifth Avenue	90%	171,437	2019	171,437	Libor + 325 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,443	2021	63,182	Libor + 175 bps	Yes - Partial	206	853	906	962	334	—	—
Columbiana Centre [4]	100%	124,243	2021	118,146	Libor + 175 bps	Yes - Partial	384	1,596	1,694	1,799	624	—	—
Eastridge [4]	100%	43,215	2021	41,094	Libor + 175 bps	Yes - Partial	134	555	589	626	217	—	—
Four Seasons [4]	100%	31,153	2021	29,624	Libor + 175 bps	Yes - Partial	97	400	425	451	156	—	—
Grand Teton Mall [4]	100%	45,376	2021	43,149	Libor + 175 bps	Yes - Partial	140	583	619	657	228	—	—
Mayfair [4]	100%	347,340	2021	330,294	Libor + 175 bps	Yes - Partial	1,075	4,461	4,737	5,029	1,744	—	—
Mondawmin Mall [4]	100%	85,096	2021	80,920	Libor + 175 bps	Yes - Partial	264	1,093	1,160	1,232	427	—	—
NorthTown Mall [4]	100%	86,430	2021	82,188	Libor + 175 bps	Yes - Partial	268	1,110	1,179	1,251	434	—	—
Oakwood [4]	100%	70,872	2021	67,394	Libor + 175 bps	Yes - Partial	220	910	966	1,026	356	—	—
Oakwood Center [4]	100%	86,700	2021	82,445	Libor + 175 bps	Yes - Partial	269	1,114	1,182	1,255	435	—	—
Pioneer Place [4]	100%	126,944	2021	120,714	Libor + 175 bps	Yes - Partial	393	1,631	1,731	1,838	637	—	—
River Hills Mall [4]	100%	70,914	2021	67,434	Libor + 175 bps	Yes - Partial	219	911	967	1,027	356	—	—
Sooner Mall [4]	100%	71,786	2021	68,264	Libor + 175 bps	Yes - Partial	222	922	979	1,039	360	—	—
Southwest Plaza [4]	100%	115,384	2021	109,721	Libor + 175 bps	Yes - Partial	358	1,482	1,573	1,671	579	—	—
The Shops at Fallen Timbers [4]	100%	21,067	2021	20,033	Libor + 175 bps	Yes - Partial	65	271	287	305	106	—	—
Consolidated Property Level		$2,343,325		$2,274,964	3.23%		$4,314	$17,892	$18,994	$20,168	$6,993	$—	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	257,916	2019	257,916	Libor + 175 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
Miami Design District	22%	140,815	2019	140,706	Libor + 250 bps	No	25	—	84	—	—	—	—
522 Fifth Avenue	10%	9,188	2019	9,188	Libor + 200 bps	No	—	—	—	—	—	—	—
Bayside Marketplace	12%	30,000	2020	30,000	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	60,045	2020	60,045	Libor + 175 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
The Shops at The Bravern	40%	23,800	2020	22,560	Libor + 225 bps	No	120	480	480	160	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,009,514		$1,008,165	4.05%		$145	$480	$564	$160	$—	$—	$—

DEBT Detail, at Share[1] As of September 30, 2017 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2017	2018	2019	2020	2021	2022	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	525,000	2020	525,000	Libor + 133 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$731,200		$731,200	2.62%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$4,084,039		$4,014,329	3.32%		$4,459	$18,372	$19,558	$20,328	$6,993	$—	$—

Total [8]		$18,959,826		$17,830,117	4.13%		$45,942	$195,036	$200,353	$197,729	$157,455	$126,288	$206,906

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.2 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of September 30, 2017 on the $430.0 million construction loan ($268.8 million at share).

6.	Reflects the amount drawn as of September 30, 2017 on the $126.0 million construction loan ($66.8 million at share).

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects amortization for the period subsequent to September 30, 2017.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Nine Months Ended September 30, 2017 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	Ownership Acquired	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

September 2017		218 West 57th Street	New York, NY	49.9%	$52,000	$—	$52,000
September 2017		530 Fifth Avenue	New York, NY	39.1%	130,600	74,300	56,300
December 2017		685 Fifth Avenue[2]	New York, NY	46.1%	300,900	156,800	144,100
July 2017		Interests in 5 Sears Anchors	Various	50.0%	57,500	—	57,500
July 2017		Interests in 8 Sears Anchors[3]	Various	50.0%	190,100	—	190,100
June 2017		Jordan Creek Town Center (Younkers Box)	West Des Moines, IA	100.0%	15,300	—	15,300
June 2017		Neshaminy Mall[4]	Bensalem, PA	50.0%	34,200	—	33,700
June 2017		Miami Design District[5]	Miami, FL	7.3%	98,000	—	98,000
May 2017		522 Fifth Avenue[6]	New York, NY	10.0%	9,000	—	9,000
	Total				$887,600	$231,100	$656,000

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

June 2017		Lakeside Mall[7]	Sterling Heights, MI	100.0%	$144,500	$144,500	$—
May 2017		Red Cliffs Mall	St. George, UT	100.0%	39,100	—	36,300
	Total				$183,600	$144,500	$36,300

1.	Includes closing costs.

2.	Effective December 31, 2017, GGP will recapitalize the 685 Fifth Ave joint venture and will receive 46.1% of its partner's 50% share for total ownership of 96.1%.

3.	GGP acquired its partner's 50% interest in eight anchor boxes held in a joint venture with Seritage Growth Properties for total ownership of 100%.

4.	GGP acquired its partner's 50% interest in Neshaminy Mall for total ownership of 100%.

5.	In full satisfaction of two promissory notes, GGP received an additional 7.3% of its joint venture partner's membership interests in Miami Design District, resulting in a total ownership of 22.3%.

6.	GGP received a 10% interest in 522 Fifth Avenue in full satisfaction of a $9 million promissory note.

7.	Lakeside Mall was conveyed to the lender in full satisfaction of a $144.5 million mortgage note. This resulted in a gain on extinguishment of debt of approximately $55.1 million.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Nine Months Ended September 30, 2017 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	86	37,184	13,426	31,709	82,319	1,151	940	84,410	52,243	96.8%
Unconsolidated Retail Properties	37	18,450	4,835	13,296	36,582	464	1,432	38,479	12,345	95.9%
Same Store Retail Properties[2]	123	55,635	18,260	45,006	118,901	1,615	2,372	122,889	64,589	96.5%
Non-Same Store Retail Properties	3	128	—	—	128	—	—	128	119	83.4%
Total Retail Properties	126	55,762	18,260	45,006	119,028	1,615	2,372	123,016	64,707	96.5%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	127	56,018	18,260	45,006	119,285	1,615	2,372	123,272	64,797	96.5%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
September 30, 2017	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF
Consolidated Retail Properties	96.8%	95.6%	$65.63	$51.93	$502	$12,074	14.3%	$554	14.4%
Unconsolidated Retail Properties	95.9%	94.8%	101.85	83.05	768	9,039	13.7%	980	15.8%
Same Store Retail Properties	96.5%	95.4%	$78.02	$62.53	$590	$21,112	14.1%	$708	15.1%

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
September 30, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF

Consolidated Retail Properties	96.6%	95.8%	$65.17	$52.47	$506	$12,268	14.2%	$556	14.2%
Unconsolidated Retail Properties	96.9%	95.0%	101.11	84.40	740	8,822	13.9%	943	15.1%
Same Store Retail Properties	96.7%	95.5%	$77.41	$63.23	$583	$21,089	14.0%	$694	14.6%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of September 30, 2017

	Leasing Activity - All Leases

	Trailing 12 Commencements
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	2,109	7,605,142	6.9	$55.73	$60.00
Percent in Lieu/Gross	493	2,173,130	4.2	N/A	N/A
Total Leases	2,602	9,778,272	6.3	$55.73	$60.00

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread		NOI Weighted Spread [4]
Trailing 12 Commencements	1,579	4,743,623	6.6	$62.87	$68.52	$57.21	$5.66	9.9%	$11.32	19.8%	14.9%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	1,043	2,090	3.9%	$47,423	$22.69
2017	471	1,176	2.2%	78,172	66.49
2018	1,908	6,742	12.6%	382,955	56.80
2019	1,599	6,244	11.6%	339,117	54.31
2020	1,341	4,554	8.5%	263,722	57.91
2021	1,278	4,747	8.8%	294,867	62.11
2022	1,217	4,870	9.1%	284,478	58.42
2023	909	3,531	6.6%	271,368	76.86
2024	862	4,036	7.5%	310,591	76.96
2025	923	4,461	8.3%	348,143	78.05
Subsequent	1,798	11,244	20.9%	748,042	66.53
Total	13,349	53,695	100.0%	$3,368,877	$62.74
Vacant Space	661	1,940
Mall and Freestanding GLA	14,010	55,635

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.7%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.6%
Forever 21 Retail, Inc	Forever 21, Riley Rose	2.3%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	1.7%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.7%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.7%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Express, Inc	Express, Express Men	1.5%
Totals		21.0%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	27,970	—	—	—	—	27,970	100.0%
530 Fifth Avenue	Fossil, Chase Bank, Duane Reade	90%	New York, NY	35,263	—	—	—	—	35,263	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman, Tag Heuer	50%	New York, NY	23,575	—	—	—	85,615	109,190	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,137	206,326	162,790	—	—	782,253	96.8%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	497,275	—	597,223	—	—	1,094,498	98.6%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood, TX	922,870	96,605	720,931	—	—	1,740,406	99.1%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	340,805	317,347	247,000	94,820	—	999,972	99.2%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham, WA	398,760	100,400	237,910	—	—	737,070	89.1%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	422,762	425,556	247,714	114,687	—	1,210,719	95.1%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,775	218,339	319,391	188,207	—	1,170,712	96.6%
Coastland Center	Dillard's, Sears, JCPenney, Macy's	100%	Naples, FL	333,781	275,719	314,671	—	—	924,171	95.3%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	306,796	85,972	335,088	—	—	727,856	87.4%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	295,514	145,387	360,643	—	—	801,544	97.4%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville, IA	589,621	—	442,365	—	—	1,031,986	99.0%
Coronado Center	Sears, JCPenney, Kohl's, Macy's	100%	Albuquerque, NM	505,712	305,503	281,134	—	—	1,092,349	99.6%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	377,698	294,167	229,275	—	—	901,140	95.8%
Cumberland Mall	Sears, Macy's	100%	Atlanta, GA	537,469	222,575	278,000	—	—	1,038,044	99.6%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble, TX	639,735	—	653,540	—	—	1,293,275	99.6%
Eastridge Mall	JCPenney, Macy's, Sears, Target	100%	Casper, WY	281,155	213,913	75,883	—	—	570,951	87.1%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	458,682	161,634	337,600	—	—	957,916	100.0%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	435,669	217,975	424,041	—	—	1,077,685	96.0%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	590,334	30,000	564,914	—	—	1,185,248	97.2%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,321	555,870	221,000	—	—	1,225,191	94.9%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	335,501	—	691,605	—	—	1,027,106	93.2%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,122	199,062	124,863	93,274	—	630,321	89.8%
Greenwood Mall	Dillard's, JCPenney, Sears, Belk	100%	Bowling Green, KY	418,717	278,253	150,800	—	—	847,770	98.0%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,578	—	596,570	—	—	991,148	97.5%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	737,702	307,856	45,760	259,346	—	1,350,664	99.0%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	642,380	150,434	380,958	—	—	1,173,772	95.7%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	608,350	—	805,630	143,634	—	1,557,614	98.5%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	501,730	—	514,135	—	—	1,015,865	95.5%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	491,026	234,834	149,980	—	—	875,840	93.2%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa, WI	637,667	288,596	360,407	—	314,729	1,601,399	98.9%
Meadows Mall	Dillard's/Curacao, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,114	—	636,853	—	—	944,967	95.3%
Mondawmin Mall		100%	Baltimore, MD	388,054	—	—	—	73,918	461,972	97.6%
Neshaminy Mall	Boscov's, Sears	100%	Bensalem, PA	381,546	215,586	418,595	—	—	1,015,727	93.2%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta, GA	421,651	539,850	363,151	—	—	1,324,652	90.2%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	517,059	207,196	522,126	—	—	1,246,381	97.3%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge, CA	616,891	267,933	556,510	—	—	1,441,334	98.4%
NorthTown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	428,383	242,117	242,392	—	—	912,892	94.1%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,123	149,326	454,860	—	—	859,309	82.9%
Oakwood Center	Dillard's, JCPenney	100%	Gretna, LA	400,442	—	514,028	—	—	914,470	96.3%
Oakwood Mall	JCPenney, Sears, Younkers	100%	Eau Claire, WI	404,149	216,820	198,024	—	—	818,993	97.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	397,812	220,824	315,760	—	—	934,396	97.7%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	352,598	156,000	411,210	—	—	919,808	92.1%
Paramus Park	Sears, Macy's	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	98.9%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster, PA	526,194	514,917	384,980	—	3,268	1,429,359	96.4%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	471,089	—	581,457	—	—	1,052,546	99.7%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	380,324	221,539	201,076	—	12,600	815,539	95.3%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	347,828	19,962	595,474	—	—	963,264	99.1%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, Sears, JCPenney, Macy's, Macy's Home Store	100%	Pembroke Pines, FL	354,347	395,219	386,056	—	—	1,135,622	98.2%
Pioneer Place		100%	Portland, OR	313,254	—	—	—	—	313,254	89.9%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	266,491	133,807	61,873	—	—	462,171	93.1%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	717,736	36,195	397,125	—	4,304	1,155,360	99.4%
Quail Springs Mall	Dillard's, JCPenney, Von Maur	100%	Oklahoma City, OK	451,095	160,000	359,896	—	—	970,991	98.7%
Ridgedale Center	Sears, JCPenney, Macy's, Nordstrom	100%	Minnetonka, MN	374,481	205,072	595,868	—	—	1,175,421	95.8%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	86%	Hoover, AL	535,260	330,032	610,026	—	—	1,475,318	97.2%
River Hills Mall	Herberger's, JCPenney, Target	100%	Mankato, MN	354,671	189,559	174,383	—	—	718,613	97.9%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville, MI	623,188	—	635,625	—	—	1,258,813	97.1%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,303	129,823	137,082	—	—	504,208	95.8%
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	702,683	34,545	541,851	—	63,948	1,343,027	93.6%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	351,657	126,243	251,366	138,002	—	867,268	93.4%
Staten Island Mall	Sears, Macy's, JCPenney	100%	Staten Island, NY	603,296	190,441	466,922	83,151	—	1,343,810	98.8%
Stonestown Galleria	Nordstrom, Macy's	100%	San Francisco, CA	408,404	428,293	—	—	—	836,697	99.2%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage, MI	265,302	—	502,961	—	—	768,263	92.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
The Gallery at Harborplace		100%	Baltimore, MD	91,341	—	—	—	266,108	357,449	96.6%
The Maine Mall	JCPenney, Macy's, Sears	100%	South Portland, ME	445,200	120,844	377,662	—	600	944,306	99.4%
The Mall in Columbia	Sears, JCPenney, Lord & Taylor, Macy's, Nordstrom	100%	Columbia, MD	618,598	351,168	449,000	—	—	1,418,766	99.2%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,959	233,367	324,500	—	—	906,826	95.7%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington, TX	760,407	—	748,945	—	—	1,509,352	99.7%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	556,521	—	512,611	—	—	1,069,132	97.1%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	354,508	—	261,502	—	—	616,010	99.3%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	619,984	—	627,597	—	73,063	1,320,644	98.4%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	600,320	—	726,347	—	—	1,326,667	99.6%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands, TX	700,125	—	713,438	—	41,581	1,455,144	99.7%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite, TX	403,644	—	809,386	—	—	1,213,030	98.0%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	582,525	—	641,458	35,905	—	1,259,888	94.7%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue, Macy's	100%	McLean, VA	284,600	259,933	252,000	—	—	796,533	94.1%
Valley Plaza Mall	Sears, JCPenney, Macy's, Target	100%	Bakersfield, CA	520,409	364,792	292,176	—	—	1,177,377	99.6%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,498	257,000	—	—	—	435,498	97.7%
Westlake Center	Saks Off Fifth	100%	Seattle, WA	133,132	—	—	—	—	133,132	98.1%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	530,969	—	529,036	—	—	1,060,005	97.3%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	443,240	257,345	466,010	—	—	1,166,595	98.5%
Willowbrook	Bloomingdale's, Sears, Lord & Taylor, Macy's	100%	Wayne, NJ	486,193	292,060	738,000	—	—	1,516,253	96.3%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	636,801	455,739	560,935	—	—	1,653,475	95.6%
Total Consolidated Retail Properties			Count: 86	37,184,201	13,425,504	31,709,377	1,151,026	939,734	84,409,842	96.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zegna	50%	New York, NY	34,066	—	—	—	32,672	66,738	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Saks Off Fifth, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,265,464	1,055,533	—	14,042	364,213	2,699,252	91.9%
Alderwood	JCPenney, Macy's, Nordstrom	50%	Lynnwood, WA	584,515	—	528,219	39,007	—	1,151,741	98.4%
Altamonte Mall	Dillard's, Sears, JCPenney, Macy's	50%	Altamonte Springs, FL	474,757	366,602	311,946	—	—	1,153,305	96.7%
Bayside Marketplace		12%	Miami, FL	206,787	—	—	—	1,103	207,890	86.1%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	412,445	150,525	352,351	93,885	—	1,009,206	98.4%
Carolina Place	Belk, Dillard's, JCPenney, Sears	50%	Pineville, NC	388,238	324,596	348,906	—	—	1,061,740	96.8%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	623,138	—	641,312	—	—	1,264,450	99.8%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	628,642	—	774,842	—	—	1,403,484	97.7%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	50%	Las Vegas, NV	842,958	271,635	761,653	—	—	1,876,246	98.0%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	553,437	—	619,048	—	—	1,172,485	98.5%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence, KY	378,163	—	552,407	—	—	930,570	91.5%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	553,533	—	468,208	—	—	1,021,741	99.5%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	507,171	305,000	525,000	—	138,232	1,475,403	97.9%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,484	240,656	400,665	—	—	1,160,805	97.7%
Miami Design District	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	22%	Miami, FL	789,463	—	—	—	75,837	865,300	77.2%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	170,867	79,822	—	—	260,957	511,646	97.9%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick, MA	923,912	194,722	558,370	—	—	1,677,004	98.4%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook, IL	477,800	126,000	410,277	—	—	1,014,077	93.0%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakbrook Center	Sears, Lord & Taylor, Macy's, Neiman Marcus, Nordstrom	48%	Oak Brook, IL	1,147,976	606,081	467,863	—	232,031	2,453,951	98.4%
Otay Ranch Town Center	Macy's	50%	Chula Vista, CA	521,278	—	140,000	—	—	661,278	94.1%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	751,610	—	823,000	—	—	1,574,610	96.8%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	500,210	222,056	831,218	—	—	1,553,484	98.1%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	355,847	98,540	162,140	317,458	71,850	1,005,835	94.2%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,361	125,669	135,044	—	—	485,074	94.5%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	459,668	—	714,052	—	—	1,173,720	98.4%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco, TX	841,534	162,018	703,174	—	—	1,706,726	98.9%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	629,200	84,743	—	—	36,591	750,534	96.7%
The Shops at The Bravern	Neiman Marcus	40%	Bellevue, WA	167,957	124,637	—	—	—	292,594	87.8%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	410,405	—	333,219	—	—	743,624	98.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	604,507	—	419,129	—	—	1,023,636	96.3%
One Union Square	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	414,949	—	330,000	—	101,263	846,212	99.6%
Water Tower Place	Macy's	47%	Chicago, IL	405,400	296,128	—	—	88,809	790,337	92.8%
Whaler's Village		50%	Lahaina, HI	107,186	—	—	—	9,430	116,616	98.0%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	538,320	—	984,372	—	—	1,522,692	96.3%
Total Unconsolidated Retail Properties			Count: 37	18,450,402	4,834,963	13,296,415	464,392	1,432,495	38,478,667	95.9%
Total Same Store Retail Properties [2]			Count: 123	55,634,603	18,260,467	45,005,792	1,615,418	2,372,229	122,888,508	96.5%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2017

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
218 W 57th Street		100%	New York, NY	35,304	—	—	—	—	35,304	N/A
605 N. Michigan Avenue	Sephora, Chase	100%	Chicago, IL	82,405	—	—	—	—	82,405	83.4%
522 Fifth Avenue		10%	New York, NY	9,893	—	—	—	—	9,893	N/A
Total Retail Properties			Count: 126	55,762,205	18,260,467	45,005,792	1,615,418	2,372,229	123,016,110	96.5%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 17 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

September 30, 2017

Closing common stock price per share	$20.77
52 Week High [1]	27.43
52 Week Low [1]	20.31

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,875,787
Variable	4,129,055
Proportionate Portfolio Debt	19,004,842
Less: Proportionate Cash and Cash Equivalents	(543,246)
Proportionate Portfolio Net Debt	$(18,461,596)

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,461,596
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	486
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$302,616

Common stock and Operating Partnership units outstanding at end of period [2]	$18,338,331
Total Market Capitalization at end of period	$37,102,543

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to September 30, 2017	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2016	1,707	4,569	884,098	890,374
Preferred Series B Unit Conversion to Common Units	—	3,485	—	3,485
DRIP	—	—	35	35
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	13	—	1,151	1,164
Issuance of stock for employee stock purchase program	—	—	128	128
Repurchase of common stock	—	—	(298)	(298)
Retirement of common stock	—	—	(12,353)	(12,353)
Common Shares and OP Units Outstanding at September 30, 2017	1,720	8,054	872,761	882,535

Common Shares issuable assuming exercise of warrants [1]			56,984
Common Shares issuable assuming exercise of in-the-money stock options [2]			2,156
Common Shares issuable assuming exchange of OP Units			10,163
Diluted Common Shares and OP Units Outstanding at September 30, 2017			942,064

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	878,663	885,092	881,786	883,720
Weighted average number of stock options [3]	2,782	6,535	3,442	6,655
Weighted average number of GAAP dilutive warrants	58,739	64,229	59,765	62,435
Diluted weighted average number of Company shares outstanding - GAAP EPS	940,184	955,856	944,993	952,810

Weighted average number of common units	8,374	4,768	5,991	4,768
Weighted average number of LTIP Units	1,805	1,775	1,852	1,764
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	950,363	962,399	952,836	959,342

1.
GGP has 73.9 million warrants outstanding convertible to 1.2858 Common Shares with a weighted average exercise price of $8.3189, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of July 13, 2017 [4]		Impact of settling warrants via net share settlement [5]
57,500,000	$8.3621	Nov 9, 2017	Reduces exercise price to $8.3621	Increases number of Common shares per warrant to 1.2858	Net share: 73,933,500 x [20.77 - 8.3621] /20.77 = 44,167,524 shares delivered
16,428,571	$8.1678	Nov 9, 2017	Reduces exercise price to $8.1678	Increases number of Common shares per warrant to 1.2858	Net share: 21,123,857 x [20.77 - 8.1678] /20.77 = 12,816,903 shares delivered
73,928,571 [6]	$8.3189				56,984,427 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2017 and 2016.

4.	Based on dividend of $0.22 per share issued to stockholders of record on July 13, 2017.

5.	Based on stock price of $20.77 on September 30, 2017.

6.
On October 6, 2017, Brookfield exercised approximately 60 million warrants to purchase approximately 69 million shares of common stock. Of the 69 million shares or common stock, approximately 49 million shares were already included in the diluted share count, thus the shared count increased by the incremental 20 million shares. During the quarter, the Company acquired approximately 9.3 million of its common shares.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
New Property Development	Ground up development	$525	$113	8-9%	2020
Norwalk, CT

Staten Island Mall	Expansion	231	95	7-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	606	440	6-8%	2017-2018

	Total Projects Under Construction	$1,362	$648

Projects in Pipeline
Other projects	Redevelopment projects at various properties	156	47	8-9%	TBD

	Total Projects in Pipeline	$156	$47

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016

Operating capital expenditures [1]	$119,295	$120,485
Tenant allowances and capitalized leasing costs [2]	143,559	109,942
Total	$262,855	$230,427

1.	Reflects only non-tenant operating capital expenditures.

2.	Reflects tenant allowance on current operating properties.

MISCELLANEOUS Corporate Information

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q4 2017	October 31, 2017	December 15, 2017	January 5, 2018	$0.2200
Common Stock	Q3 2017	August 2, 2017	October 13, 2017	October 31, 2017	$0.2200
Common Stock	Q2 2017	May 1, 2017	July 13, 2017	July 28, 2017	$0.2200
Common Stock	Q1 2017	January 30, 2017	April 13, 2017	April 28, 2017	$0.2200
Common Stock	Special Dividend	December 13, 2016	December 27, 2016	January 27, 2017	$0.2600
Common Stock	Q4 2016	October 31, 2016	December 15, 2016	January 6, 2017	$0.2200
Series A Preferred Stock	Q4 2017	October 31, 2017	December 15, 2017	January 2, 2018	$0.3984
Series A Preferred Stock	Q3 2017	August 2, 2017	September 15, 2017	October 2, 2017	$0.3984
Series A Preferred Stock	Q2 2017	May 1, 2017	June 15, 2017	July 3, 2017	$0.3984
Series A Preferred Stock	Q1 2017	January 30, 2017	March 15, 2017	April 3, 2017	$0.3984
Series A Preferred Stock	Q4 2016	October 31, 2016	December 15, 2016	January 3, 2017	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

<10K Sales PSF	Comparative rolling twelve month sales.
Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.